                        GRUBB & ELLIS COMPANY AND SUBSIDIARIES
                       EXHIBIT (11) STATEMENT RE COMPUTATION OF
                            PER SHARE EARNINGS - FORM 10-Q
                      for the three and six months periods ended
                              December 31, 1996 and 1995
                                     (Unaudited)
               (in thousands, except for shares and per share amounts)



                                                              Three Months                  Six Months
                                                           Ended December 31,            Ended December 31,
                                                      --------------------------     -------------------------
                                                         1996           1995           1996           1995
                                                     -----------    -----------     ----------     ----------
Primary income per share applicable
  to Common Stock:

Weighted average common
  shares and equivalents outstanding                  13,334,656      8,827,675     12,669,232      8,850,416
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------


Net income                                           $     8,723    $     5,332     $   10,019     $    5,928

Earnings applicable to Preferred Stock                      (636)          (723)        (1,431)        (1,446)
                                                     -----------    -----------     ----------     ----------

Net income applicable to Common
        Stockholders                                 $     8,087    $     4,609     $    8,588     $    4,482
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------
Net income per common shares and equivalents
  applicable to Common Stock -
    From operations                                  $       .35    $       .42     $      .43     $      .42
    From extraordinary gain                                  .27            -              .28            -
                                                     -----------    -----------     ----------     ----------
                                                     $       .62    $       .42     $      .71     $      .42
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------


Fully-diluted income per share applicable to Common Stock:

Weighted average common shares and
  equivalents outstanding                             17,343,642      8,827,675     17,366,724      8,850,416
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------

Net income applicable to Common
  Stockholders                                       $     8,087    $     4,609     $    8,588     $    4,482
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------

Net income per common share and equivalents applicable to Common Stock -

  From operations                                    $       .30    $       .32     $      .37     $      .36
  From extraordinary gain                                    .20            -              .21            -
                                                     -----------    -----------     ----------     ----------
                                                     $       .50    $       .32     $      .58     $      .36
                                                     -----------    -----------     ----------     ----------
                                                     -----------    -----------     ----------     ----------

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